Exhibit 8.1
October 18, 2007
Targa Resource Partners LP
1000 Louisiana, Suite 4300
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as counsel to Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of up to an aggregate of 14,375,000 common units representing limited partner interests in the Partnership (the “Common Units”) under the Registration Statement on Form S-1 (File No. 333-146436) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 18, 2007, and of an additional 1,150,000 Common Units (the “Additional Common Units”) having an aggregate public offering price of up to $30,900,500 covered by the Registration Statement on Form S-1, which is to be filed pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement,” together with the Prior Registration Statement, the “Registration Statements”). In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

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